Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONN’S, INC. ANNOUNCES RECORD FOURTH-QUARTER FISCAL 2013 EARNINGS

Adjusted diluted earnings per share of $0.54 for the quarter
Fiscal 2014 earnings guidance raised to $2.40 – $2.50 per diluted share

THE WOODLANDS, TEXAS (April 3, 2013) – Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of home appliances, furniture, mattresses, consumer electronics and provider of consumer credit, today announced its results for the quarter ended January 31, 2013.

Significant items for the fourth quarter of fiscal 2013 include:

-	Consolidated revenues grew 10.4% from the prior-year period to $250.3 million;
-	Same store sales increased 7.0% year-over-year, on top of same store sales growth of 12.1% last year;
-	Retail gross margin equaled 36.9% for the quarter;
-	Retail segment operating income was $19.8 million on an adjusted basis, over double the level reported in the prior-year period;
-	Adjusted credit segment operating income totaled $13.6 million, an increase of 12.2% from the prior-year quarter; and
-	Diluted earnings per share was $0.50 on a reported basis, versus $0.24 per share last year.

“Continued revenue and profitability improvement in our retail and credit operations generated record fourth-quarter and full-year results," stated Theodore M. Wright, the Company's Chairman and CEO. "Our five new Conn’s HomePlus stores are performing well and we plan to open 10 to 12 more over the balance of fiscal 2014.  Average revenue for the new stores was 1.6 times the overall Company average for the three months ended March 31, 2013, with approximately 36% of those sales generated from furniture and mattresses. Same store sales for February and March rose 15% on a combined basis over last year despite a 3% decline in same store sales of consumer electronics."

Retail Segment Results

Revenues were $208.7 million for the three-month period ended January 31, 2013, an increase of $18.4 million, or 9.7%, over the prior-year period. Furniture and mattress sales rose 54.2% from the same quarter last year, accounting for the majority of the reported growth.  Double-digit revenue growth was also reported for appliances and home office equipment. The year-over-year comparison also reflects the benefit of the five new Conn’s HomePlusTM stores opened in fiscal 2013 – with January 2013 being the first full month all new stores were operating.  Additionally, 20 existing stores were updated to the Conn’s HomePlus format as of year-end, favorably influencing results. The closure of one store during the current quarter and seven stores in the previous four quarters tempered the reported growth.

For the quarter ended January 31, 2013, retail gross margin was 36.9%, an increase of 720 basis points over last year. Continued margin improvement was realized in each of the product categories – reflecting the benefit of the sale of higher price-point, higher-margin goods, and sourcing opportunities. The majority of the margin expansion was driven by the consumer electronic and appliance categories which accounted for almost two-thirds of product revenue for the current quarter.  Product margin on furniture and mattress sales rose 11.1 percentage points from the prior-year period to 46.7% of sales, also favorably impacting retail gross margin. Furniture and mattress sales were 20.9% of total product revenue in the current period and accounted for 30.8% of the total product gross profit.

Credit Segment Results

Revenues were $41.6 million for the current quarter, up 14.5% from the prior-year period.  The revenue increase was attributable primarily to a comparable year-over-year increase in the average receivable portfolio balance outstanding.  The portfolio balance rose to $741.5 million at year-end, from $643.3 million as of January 31, 2012, due to higher retail sales volumes and credit penetration over the past year. The portfolio interest and fee income yield was 18.7% for the three months ended January 31, 2013, relatively consistent with the prior-year period but down 60 basis points sequentially as a result of increased short-term, no-interest financing.

Provision for bad debts rose $2.4 million over last year to $12.7 million for the quarter ended January 31, 2013.  This additional provision was driven by the $57.8 million increase in the receivable portfolio during the current quarter – 53.5% above the growth experienced in the fourth quarter of fiscal 2012.

Additional information on the credit portfolio and its performance may be found in the table included within this press release and in the Company’s Form 10-K to be filed with the Securities and Exchange Commission.

For the quarter ended January 31, 2013, the Company reported net income of $0.50 per diluted share, which includes pre-tax charges of $1.9 million associated with store closures and lease terminations, employee severance and the relocation of the Company’s corporate office to The Woodlands, Texas.  The Company’s reported net income was $0.24 per diluted share in the fourth quarter of fiscal 2012, and includes pre-tax costs and impairment charges of $5.1 million related to store closures.

Capital and Liquidity

During the fourth quarter of fiscal 2013, the Company completed a common stock offering in which it sold approximately 2.2 million shares of common stock and received net proceeds of $56.0 million, after deducting underwriting discounts and commissions and other offering-related expenses. Additionally, the Company received net proceeds of $22.4 million in connection with the sale and lease back of four properties.  The proceeds from these transactions were used to reduce outstanding debt balances.

As of January 31, 2013, the Company had $262.4 million outstanding under its asset-based loan facility, excluding $4.3 million of letters of credit. Additionally, as of January 31, 2013, the Company had $209.5 million of immediately available borrowing capacity, and an additional $68.8 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base.

On March 27, 2013, the Company received an additional $40 million of lender commitments under its asset-based loan facility increasing total commitments to $585 million.

Outlook and Guidance

The Company increased earnings guidance for the fiscal year ending January 31, 2014, to diluted earnings per share of $2.40 to $2.50 on an adjusted basis. The following expectations were considered in developing the guidance for the full year:

-	Same stores sales up 3% to 8%;
-	New store openings of between 10 and 12;
-	Retail gross margin between 35.5% and 36.5%;
-	An increase in the credit portfolio balance;
-	Provision for bad debts of between 6.0% and 6.5% of the average portfolio balance outstanding;
-	Selling, general and administrative expense of between 28.0% and 29.0% of total revenues; and
-	Diluted shares outstanding of approximately 36.5 million.

Conference Call Information

Conn’s, Inc. will host a conference call and audio webcast on Wednesday, April 3, 2013, at 10:00 A.M. CT,  to discuss its earnings and operating performance for the quarter. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at ir.Conns.com. Participants can join the call by dialing 877-754-5302 or 678-894-3020.

About Conn’s, Inc.

Conn’s is a specialty retailer currently operating 68 retail locations in Texas, Louisiana, Oklahoma, New Mexico and Arizona. The Company’s primary product categories include:

-	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
-	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom as well as both traditional and specialty mattresses;
-	Consumer electronic, including LCD, LED, 3-D and plasma televisions, Blu-ray players, home theater and video game products, camcorders, digital cameras, and portable audio equipment; and
-	Home office, including computers, tablets, printers and accessories.

Additionally, the Company offers a variety of products on a seasonal basis, including lawn and garden equipment, room air conditioners and outdoor furniture. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers, in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to continue existing or offer new customer financing programs; changes in the delinquency status of our credit portfolio; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for our major product offerings; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed from time-to-time in our SEC reports, including but not limited to, our Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Revenues
Total net sales	$208,352	$189,671	$714,267	$653,684
Finance charges and other	41,992	37,000	150,765	138,618
Total revenues	250,344	226,671	865,032	792,302
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	129,641	130,719	454,682	455,493
Cost of parts sold, including warehousing and occupancy costs	1,452	1,554	5,965	6,527
Selling, general and administrative expense	72,942	62,491	253,189	237,098
Provision for bad debts	12,821	10,440	47,659	53,555
Charges and credits	1,875	5,082	3,025	9,928
Total cost and expenses	218,731	210,286	764,520	762,601
Operating income	31,613	16,385	100,512	29,701
Interest expense	3,888	3,978	17,047	22,457
Loss on early extinguishment of debt	79	-	897	11,056
Other (income) expense, net	(48)	(11)	(153)	70
Income (loss) before income taxes	27,694	12,418	82,721	(3,882)
Provision (benefit) for income taxes	10,029	4,717	30,109	(159)
Net income (loss)	$17,665	$7,701	$52,612	$(3,723)

Earnings (loss) per share:
Basic	$0.52	$0.24	$1.60	$(0.12)
Diluted	$0.50	$0.24	$1.56	$(0.12)
Average common shares outstanding:
Basic	34,072	31,997	32,862	31,860
Diluted	35,161	32,572	33,768	31,860

CONN'S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Revenues
Product sales	$189,712	$173,446	$649,516	$596,360
Repair service agreement commissions	15,718	12,629	51,648	42,078
Service revenues	2,922	3,596	13,103	15,246
Total net sales	208,352	189,671	714,267	653,684
Finance charges and other	379	657	1,236	1,335
Total revenues	208,731	190,328	715,503	655,019
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	129,641	130,719	454,682	455,493
Cost of parts sold, including warehousing and occupancy costs	1,452	1,554	5,965	6,527
Selling, general and administrative expense	57,666	48,631	197,498	180,234
Provision for bad debts	128	121	758	590
Charges and credits	1,348	5,082	2,498	9,522
Total cost and expenses	190,235	186,107	661,401	652,366
Operating income	18,496	4,221	54,102	2,653
Other (income) expense, net	(48)	(11)	(153)	70
Income before income taxes	$18,544	$4,232	$54,255	$2,583

Retail gross margin	36.9%	29.7%	35.2%	28.7%
Selling, general and administrative expense as percent of revenues	27.6%	25.6%	27.6%	27.5%
Operating margin	8.9%	2.2%	7.6%	0.4%

Number of stores:
Beginning of period	65	71	65	76
Opened	4	-	5	-
Closed	(1)	(6)	(2)	(11)
End of period	68	65	68	65

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Revenues
Finance charges and other	$41,613	$36,343	$149,529	$137,283
Cost and expenses
Selling, general and administrative expense	15,276	13,860	55,691	56,864
Provision for bad debts	12,693	10,319	46,901	52,965
Charges and credits	527	-	527	406
Total cost and expenses	28,496	24,179	103,119	110,235
Operating income	13,117	12,164	46,410	27,048
Interest expense	3,888	3,978	17,047	22,457
Loss on early extinguishment of debt	79	-	897	11,056
Income (loss) before income taxes	$9,150	$8,186	$28,466	$(6,465)

Selling, general and administrative expense as percent of revenues	36.7%	38.1%	37.2%	41.4%
Operating margin	31.5%	33.5%	31.0%	19.7%

MANAGED CUSTOMER RECEIVABLE PORTFOLIO STATISTICS
(dollars in thousands, except average outstanding balance per account)

	January 31,
	2013	2012
Data as of:
Total outstanding balance	$741,544	$643,301
Number of active accounts	483,219	484,169
Average outstanding customer balance	$1,535	$1,329
Balance 60+ days past due	$52,839	$55,190
Percent 60+ days past due	7.1%	8.6%
Percent of portfolio re-aged	11.7%	13.8%
Weighted average credit score of outstanding balances	600	602

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Data for the periods ended:
Weighted average origination credit score of sales financed	611	617	614	621
Weighted average monthly payment rate	5.1%	5.2%	5.4%	5.6%
Interest and fee income yield, annualized	18.7%	18.8%	18.6%	18.7%
Percent of bad debt charge-offs (net of recoveries) to average outstanding balance, annualized	7.4%	8.0%	8.0%	7.5%
Percent of sales generated by payment option:
In-house financing, including down payment	74.6%	66.5%	70.9%	60.4%
Third-party financing	16.1%	15.2%	14.8%	12.5%
Third-party rent-to-own option	3.3%	2.6%	3.5%	3.5%
Total	94.0%	84.3%	89.2%	76.4%

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED BALANCE SHEET
(unaudited)
(in thousands)

	January 31,
	2013	2012
Assets
Current Assets
Cash and cash equivalents	$3,849	$6,265
Customer accounts receivable, net	378,050	316,385
Other accounts receivable, net	45,759	38,715
Inventories	73,685	62,540
Deferred income taxes	15,302	17,111
Prepaid expenses and other assets	11,599	11,542
Total current assets	528,244	452,558
Long-term customer accounts receivable, net	313,011	272,938
Property and equipment, net	46,994	38,484
Deferred income taxes	11,579	9,754
Other assets, net	10,029	9,564
Total Assets	$909,857	$783,298

Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$32,526	$726
Accounts payable	69,608	44,711
Accrued expenses	29,496	31,243
Other current liabilities	19,533	17,994
Total current liabilities	151,163	94,674
Long-term debt	262,531	320,978
Other long-term liabilities	21,713	14,275
Stockholders' equity	474,450	353,371
Total liabilities and stockholders' equity	$909,857	$783,298

Total debt as a percentage of stockholders’ equity	62.2%	91.0%

NON-GAAP RECONCILIATION OF NET INCOME, AS ADJUSTED
AND DILUTED EARNINGS PER SHARE, AS ADJUSTED
(unaudited)
(in thousands, except earnings per share)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Net income (loss), as reported	$17,665	$7,701	$52,612	$(3,723)
Adjustments:
Costs related to store closings and lease terminations	1,032	5,082	1,195	9,115
Costs related to office relocation	215	-	1,202	-
Severance costs	628	-	628	813
Loss from early extinguishment of debt	79	-	897	11,056
Inventory reserve adjustment	-	-	-	4,669
Charge to record reserves required by the adoption of troubled debt restructuring accounting guidance	-	-	-	27,487
Reserves previously provided related to accounts considered restructured under the troubled debt restructuring accounting guidance	-	-	-	(13,350)
Tax impact of adjustments	(688)	(1,789)	(1,381)	(14,006)
Net income, as adjusted	$18,931	$10,994	$55,153	$22,061

Average common shares outstanding - Diluted	35,161	32,572	33,768	31,860

Earnings (loss) per share - Diluted
As reported	$0.50	$0.24	$1.56	$(0.12)
As adjusted	$0.54	$0.34	$1.63	$0.69

NON-GAAP RECONCILIATION OF RETAIL SEGMENT
OPERATING INCOME, AS ADJUSTED
(unaudited)
(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Operating income, as reported	$18,496	$4,221	$54,102	$2,653
Adjustments:
Costs related to store closings and lease terminations	1,032	5,082	1,195	9,115
Costs related to office relocation	215	-	1,202	-
Severance costs	101	-	101	407
Inventory reserve adjustment	-	-	-	4,669
Operating income, as adjusted	$19,844	$9,303	$56,600	$16,844

Retail segment revenues	$208,731	$190,328	$715,503	$655,019

Operating margin
As reported	8.9%	2.2%	7.6%	0.4%
As adjusted	9.5%	4.9%	7.9%	2.6%

NON-GAAP RECONCILIATION OF CREDIT SEGMENT
OPERATING INCOME, AS ADJUSTED
(unaudited)
(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2013	2012	2013	2012
Operating income, as reported	$13,117	$12,164	$46,410	$27,048
Adjustments:
Severance costs	527	-	527	406
Charge to record reserves required by the adoption of troubled debt restructuring accounting guidance	-	-	-	27,487
Reserves previously provided related to accounts considered restructured under the troubled debt restructuring accounting guidance	-	-	-	(13,350)
Operating income, as adjusted	$13,644	$12,164	$46,937	$41,591

Credit segment revenues	$41,613	$36,343	$149,529	$137,283

Operating margin
As reported	31.5%	33.5%	31.0%	19.7%
As adjusted	32.8%	33.5%	31.4%	30.3%

Basis for presentation of non-GAAP disclosures:

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP"), the Company also provides the following information: adjusted net income and adjusted earnings per diluted share; adjusted retail segment operating income and adjusted operating margin; and adjusted credit segment operating income and operating margin. These non-GAAP financial measures are not meant to be considered as a substitute for comparable GAAP measures but should be considered in addition to results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations and the factors and trends affecting the Company’s business. The Company’s management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics the Company uses in its financial and operational decision making and (2) they are used by some of its institutional investors and the analyst community to help them analyze the Company’s operating results.

CONN-F

Conn’s, Inc.
Chief Financial Officer
Brian Taylor (936) 230-5899
or
Investors:
S.M. Berger & Company
Andrew Berger (216) 464-6400